McGladrey & Pullen, L.L.P. Letterhead

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated November 18, 1998, on the financial statements of Thomas White International Fund series of Lord Asset Management Trust (formerly Thomas White World Fund) referred to therein, in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A, File No. 33-75138 as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Information" and in the Statement of Additional Information under the captions "Independent Accountants" and "Financial Statements."



                                   /s/McGladrey & Pullen, L.L.P.


                                      McGladrey & Pullen, L.L.P.

New York, New York
March 1, 1999